                                                                       EXHIBIT 7


                                                                  EXECUTION COPY


                                  SERIES 1996-3 SUPPLEMENT, dated as of
                          December 18, 1996 (the "Supplement"), between CAPITAL ONE BANK, a Virginia banking corporation, as Seller and Servicer, and THE BANK OF NEW YORK, a New York banking corporation, as Trustee.


                 Pursuant to the Pooling and Servicing Agreement dated as of September 30, 1993 (as amended and supplemented, the "Agreement"), among the Seller, the Servicer and the Trustee, the Seller has created the Capital One Master Trust (the "Trust"). Section 6.03 of the Agreement provides that the Seller may from time to time direct the Trustee to authenticate one or more new Series of Investor Certificates representing fractional undivided interests in the Trust. The Principal Terms of any new Series are to be set forth in a Supplement to the Agreement.

                 This term sheet, by and among the Seller, the Servicer and the Trustee (the "Term Sheet"), together with the December 18, 1996 Standard Definitions and Provisions Annex attached hereto (the "Annex") constitute the Supplement. A copy of the Annex is maintained by the Trustee and the Servicer. The definitions and provisions contained in the Annex are incorporated by reference in this Supplement, except to the extent specifically modified in the Term Sheet. In the event that any term or provision contained in the Supplement shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Supplement shall govern.

                 Pursuant to this Supplement, the Seller and the Trustee hereby create a Series of Investor Certificates to be issued pursuant to the Agreement and this Supplement to be known as "Capital One Master Trust, Series 1996-3". The Series 1996-3 Certificates shall be issued in two Classes, the first of which shall be known as the "Floating Rate Class A Asset Backed Certificates, Series 1996-3" and the second of which shall be known as the "Floating Rate Class B Asset Backed Certificates, Series 1996-3". In addition, there is hereby created a third Class of uncertificated interests in the Trust which, except as expressly provided herein, shall be deemed to be "Investor Certificates" for all purposes under the Agreement and this Supplement and which shall be known as the "Collateral Indebtedness Interest, Series 1996-3".

                                   ARTICLE I

                                  Series Terms

                 Section 1.01. Series Terms. This Series shall be included in Group One as a Variable Accumulation Series and as a Principal Sharing Series that is not subordinated to any other Series; provided, however, that if this Series is an Extendable Series, such Series shall also be a Subordinated Excess Principal Series.


Title of Securities                             $400,000,000 Floating Rate Class A Asset Backed
                                                Certificates, Series 1996-3 (the "Class A
                                                Certificates") and $55,000,000 Floating Rate Class B
                                                Asset Backed Certificates, Series 1996-3 (the
                                                "Class B Certificates)

Extendable Series                               Yes


Prefunded Series                                No

Class A Initial Investor Amount                 $400,000,000

Class B Initial Investor Amount                 $55,000,000

Collateral Initial Investor Amount              $45,000,000

Initial Prefunded Amount                        Not applicable

Required Funding Percentage                     Not applicable

Funding Dates                                   Not applicable

Initial Funding Date                            Not applicable

Final Funding Date                              Not applicable

Initial Principal Payment Date                  The January 1998 Interest Payment Date

Initial Principal Distribution Date             The first January Distribution Date with respect to
                                                the Principal Payment Period

Class A Certificate Rate                        For each Interest Period, a per annum rate equal to
                                                the Class A Floating Rate Index as of the Class A
                                                Interest Determination Date plus the Class A
                                                Certificate Rate Spread

Class A Floating Rate Index                     LIBOR

Class A Floating Rate Index Maturity            One month

Class A Certificate Rate Spread                 0.12% per annum

Class A Maximum Interest Rate                   Not applicable

Class A Interest Determination Date             LIBOR Determination Date

Class A Expected Final Payment Date             The January 2004 Distribution Date

Class A Accumulation Period Commencement        The last day of the April 2002 Monthly Period
Date

Controlled Accumulation Amount                  $20,000,000


Class B Certificate Rate                        For each Interest Period, a per annum rate equal to
                                                the Class B Floating Rate Index as of the Class B
                                                Interest Determination Date plus the Class B
                                                Certificate Rate Spread

Class B Floating Rate Index                     LIBOR

Class B Floating Rate Index Maturity            One month

Class B Certificate Rate Spread                 0.36% per annum

Class B Maximum Interest Rate                   Not applicable

Class B Interest Determination Date             LIBOR Determination Date

Class B Expected Final Payment Date             The March 2004 Distribution Date

Interest Payment Dates                          The 15th day of each month (or, if such day is not a
                                                Business Day, the next succeeding Business Day),
                                                commencing on the January 1997 Distribution Date

Required Cash Base Percentage                   1.00%

Required Collateral Base Percentage             3.00%

Required Invested Base Percentage               9.00%

Required Reserve Base Percentage                0.50%

Closing Date                                    December 18, 1996

Initial Distribution Date                       The January 1997 Distribution Date

Rating Agency                                   Moody's, Standard & Poor's and Fitch

Net Servicing Fee Rate                          For (i) so long as the Seller is the Servicer, 0.75%
                                                per annum, (ii) if the Bank of New York is the
                                                Servicer, 1.25% per annum and (iii) if the Seller or
                                                The Bank of New York is no

                                                longer the Servicer, 2.00% per annum

Servicing Fee Rate                              2.00%

Cut-Off Date                                    December 1, 1996

Termination Date                                The March 2007 Distribution Date

                 IN WITNESS WHEREOF, the undersigned have caused this Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.


                                                   CAPITAL ONE BANK,
                                                     Seller and Servicer,

                                                     by /s/ LEE J. JACOBSON
                                                       -------------------------
                                                       Name:
                                                       Title:


                                                   THE BANK OF NEW YORK,
                                                     Trustee

                                                     by /s/ JOSEPH G. ERNST
                                                       -------------------------
                                                       Name:
                                                       Title: